Exhibit 10.98

   PREFERRED STOCK PURCHASE AGREEMENT dated as of July 30, 1996, is entered into by and among The Standish Care Company, a Delaware corporation (the "Company"), and Abraham D. Gosman, an individual with an office at 777 South Flagler Drive, West Palm Beach, Florida, 33401 (referred to hereinafter as the "Purchaser").

   In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:
1.  Authorization and Sale of Shares.

   1.1 Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the Series B Cumulative Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate"). The Board of Directors of the Company has, or on or before the Closing will have, adopted the Certificate and filed the Certificate with the Secretary of State of the State of Delaware.

   1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to the Purchaser, and the Purchaser will purchase, One Hundred (100) shares of Series B Preferred Stock (collectively, the "Shares") for a purchase price of $14,000 per share.

   2. The Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at the offices of Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts at 1:00 P.M. on July 30, 1996. At the Closing, the Company will deliver to the Purchaser a certificate for the 100 Shares, registered in the name of the Purchaser, and the purchase price shall be paid by the Purchaser by wire transfer, certified or bank check, or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 5 shall not have been fulfilled, the Purchaser shall, at his election, be relieved of all of his obligations under this Agreement without thereby waiving any other rights he may have by reason of such failure or such non-fulfillment.

   3. Representations of the Company. Reference is made to the Agreement and Plan of Merger dated July 3, 1996 (the "Merger Agreement") by and among the Company, twelve of its subsidiaries and twelve other named corporations. Except as disclosed by the Company in the Standish Disclosure Schedule referred to in the Merger Agreement, the Company hereby incorporates herein by reference all of its representations and warranties contained in the Merger Agreement and authorizes the Purchaser to rely thereon as though such representations and warranties were fully set forth herein. In addition, the Company hereby represents and warrants to the Purchaser as follows:

   3.1 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares or exercise of the "Warrants" (as such term is hereinafter defined), have been, or will be on or prior to the Closing, duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company. The shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable.

   3.2 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement (as defined in Section 5.8), have been duly authorized by all necessary corporate action, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company. This Agreement and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Registration Rights Agreement and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute default under, its Certificate of Incorporation or By-Laws or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any or its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company or its properties.

   3.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the

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Company in connection with the execution, delivery and performance of this
Agreement, the offer, issuance, sale and delivery of the Shares or the Warrants, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing. Based in part upon the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Shares and the Warrants to the Purchaser will be in compliance with applicable federal and state securities laws.

   3.4 Absence of Changes. Since July 3, 1996, there has not been any material adverse change in the assets, liabilities, financial condition, operations or prospects of the Company or any event or condition of any character that has affected, or may affect, materially and adversely, the Company's business or prospects.

   3.5 Disclosures. Neither this Agreement nor any exhibit hereto, nor any report, certificate or instrument furnished to the Purchaser or his counsel in connection with the transaction contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of the Company which has not been disclosed to the Purchaser.

   4.  Representations of the Purchaser.

   The Purchaser represents and warrants to the Company as follows:

   4.1 Investment. Such Purchaser is acquiring his Shares and his Warrants, and the shares of Common Stock into which the Shares may be converted or the Warrants may be exercised, for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

   4.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms.

   4.3 Experience. Such Purchaser has sufficient business and financial knowledge and experience so as to be capable of evaluating the merits and risks of his its investment in the Company.

   4.4 Accredited Investor. The Purchaser has reviewed the representations concerning the Company contained in this Agreement and the Merger Agreement, and has made such inquiry as the Purchaser has desired concerning the Company, its business, assets, liabilities, risks and personnel. Officers of the Company have made available to the Purchaser any and all written information which the Purchaser has requested and have answered inquiries made by the Purchaser. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"), and understands that the Company has relied upon the Purchaser being an accredited investor in deciding to proceed with the transactions contemplated hereby, and in ascertaining the requirements of law applicable to the issuance and the sale of the Shares and Warrants, and the issuance of shares of Common Stock upon conversion of the Shares or upon exercise of the Warrants; provided, however, that the Purchaser shall have certain rights to registration of such shares of Common Stock pursuant to the Registration Rights Agreement.

   5.  Conditions to Purchase of Shares.

   The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of the following conditions on or before the Closing Date:

   5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

   5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

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   5.3  Opinion of Counsel.  The Purchaser shall have received an opinion from Robinson & Cole, counsel for the Company, dated the Closing Date, addressed to the Purchaser, and satisfactory in form and substance to the Purchaser, to the effect that:
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted, to enter into and perform this Agreement and the Registration Rights Agreement, and to carry out the transactions contemplated herein and therein. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

   (b) The authorized capital stock of the Company consists of: 30,000,000 shares of Common Stock, $.01 par value, of which 3,697,366 shares are outstanding; 345,268 shares of Series A Cumulative Convertible Preferred Stock, par value $.01 per share. of which 29,000 shares are outstanding and, subject to the filing of the Certificate with the Secretary of State of the State of Delaware, 100 shares of Series B Preferred Stock to be issued to the Purchaser under this Agreement. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights.

   (c) The issuance, sale and delivery of the Shares by the Company in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants, have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company, and the Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable.

   (d) The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company. This Agreement and the Registration Rights Agreement constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar law affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the offer, issue and sale of the Shares hereunder, will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Restated Certificate of Incorporation, as amended or By-Laws of the Company, or any indenture, lease, agreement, or other instrument known to such counsel to which the Company is a party or by which it or any of its properties are bound, or any decree, judgment or order specifically naming the Company and known to such counsel.

   (e) Except as obtained and in effect at the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority (other than filings required to be made after the Closing under applicable federal and state securities laws) is required on the part of the Company in connection with the execution and delivery of this Agreement, or the offer, issue, sale and delivery of the Shares, or the other transactions to be consummated at the Closing pursuant to this Agreement.

   (f) Based on the representations of the Purchaser in Section 4 as to certain factual matters, the offer and sale of the Shares pursuant to this Agreement are exempt from the registration requirements of the Securities Act and the securities registration requirements of the Massachusetts Uniform Securities Act.

   5.4 Certificates and Documents. The Company shall have delivered to counsel to the Purchaser:
(i) A copy of the Restated Certificate of Incorporation of the Company, as amended and in effect prior to the Closing Date, certified by the Secretary of State of Delaware;

   (ii) Certificate, as of the most recent practicable date, as to the legal existence of the Company issued by the Secretary of State of Delaware;

   (iii) By-Laws of the Company, certified by its Assistant Secretary as of the Closing Date; and

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   (iv) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Assistant Secretary of the Company as of the Closing Date.

   5.5 Performance by The Purchaser. The Purchaser shall have performed his obligations under Section 1.2 of this Agreement.

   5.6 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections 5.1 and 5.2 of this Agreement.

   5.7 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and his counsel, and the Purchaser and his counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

   5.8 Registration Rights Agreement. The Registration Rights Agreement attached hereto as Exhibit B (the "Registration Rights Agreement") shall have been executed and delivered by the Company and the Purchaser.

   6.  Covenants of the Company.

   6.1  Inspection.
(a) Without limiting any rights otherwise granted pursuant to law, the Purchaser shall have the right, subject to the confidentiality provisions set forth in subsection (b) below, upon reasonable notice and during normal business hours, to inspect (and copy if desired) all books and records of the Company, whether financial, corporate, sales related (including projections) or otherwise, to discuss the Company's business and finances with its officers and other employees and to visit and inspect the facilities and properties owned or leased by the Company.
(b) Purchaser shall keep confidential and not disclose, any non-public information concerning the Company disclosed to or acquired by the Purchaser pursuant to the provisions of this Agreement or the Registration Rights Agreement (collectively, "Confidential Information"), and shall employ such Confidential Information only in connection with his interests as a holder of the Shares, the Warrants or the shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants.

   6.2  Financial Statements and Other Information.
(a) The Company will deliver to the Purchaser with reasonable promptness, such information and data regarding the Company as the Purchaser may from time to time reasonably request.

   (b) The Company will deliver to the Purchaser such notices, information and data with respect to the Company as the Company delivers to the holders of its Common Stock generally.

   6.3 Material Changes and Litigation. The Company will promptly notify the Purchaser of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or against any officer, director, key employee or principal stockholder of the Company materially adversely affecting (or which, if adversely determined, would materially adversely affect) its present or proposed business, properties, assets or condition, taken as a whole.

   6.4 Warrants. For $10.00, the Company will sell to the Purchaser, and the Purchaser will purchase, the "Warrants," in the form attached hereto as Exhibit C, to purchase an aggregate of 400,000 shares of Common Stock for an exercise price of $4.16 per share.

   7. Successors and Assigns. Except as provided in Section 12, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

   8. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

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    9. [Intentionally Omitted]

   10. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

   If to the Company, at 6 New England Executive Park, Burlington, MA 01803
Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to David A. Garbus, Esq., Robinson & Cole, One Boston Place, Boston, MA 02108;

   If to the Purchaser, at their respective addresses set forth above, or at such other addresses or addresses as may have been furnished to the company in writing by such Purchaser, with a copy to Michael J. Bohnen, Esq., Nutter, McClennen & Fish, LLP, One International Place, Boston, MA 02110.

   Notices provided in accordance with this Section 10 shall be deemed delivered upon personal delivery or on the second business day after deposit in the mail.

   11. Brokers. The Company and the Purchaser (i) represents and warrants to the other party hereto that he or it has retained no finder or broker or taken any other action that would result in the payment of any brokerage fee or sales commission in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

   12. Entire Agreement. This Agreement and the Registration Rights Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter.

   13. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of at least 51% of the Registrable Shares (as defined in the Registration Rights Agreement). Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each holder of any Series B Preferred Stock and any Warrants (including shares of Common Stock into which such Shares have been converted and for which such Warrants shall have been exercised), each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

   14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   15. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

   16. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the day and year first above written.

                              THE STANDISH CARE COMPANY:

                              By: /s/ Michael J. Doyle
                                  ------------------------------------
                                  Michael J. Doyle,
                                  Chairman and Chief Execuitve Officer

                              PURCHASER:

                              ----------------------------------------
                              Abraham D. Gosman
                              c/o CareMatrix Corporation
                              197 First Avenue
                              Needham, MA 02194





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